                                           Core States
                                           Bank

October 22, 1997


Mr. Mark Maddocks, Vice President/Finance
Dataram Corporation
Route 571 and Slayback Road
West Windsor, NJ  08543

Dear Mr. Maddocks:

This letter will serve as an amendment to the Amendment
Number One to Loan Agreement dated November 1, 1996 by and between New Jersey National Bank (New Jersey National Bank has merged with CoreStates Bank, N.A.) And Dataram
Corporation.

       WHEREAS, the Borrower and the Bank agreed on November 1, 1996 to amend the Loan Agreement to increase the amount of the Revolver Credit Advance Limit and Revolver Note from $10,000,000 to $12,000,000 until October
31, 1997, then decrease the Revolver Credit Advance Limit to $6,000,000 on November 1, 1997, extend the Revolving
Credit Maturity Date to October 31, 1998 and correct the
Agreement

	Page 1 (Section 1) is amended to:

	1. The Revolving Credit Maturity Date is hereby extended to October 31, 1999. To that end, the definition of Revolving Credit Maturity Date contained in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

                   "Revolving Credit Maturity Date" means
October 31, 1999.

     Page 1 Section 2) is amended to:

     2. The amount of the Revolver Credit Advance Limit is maintained at $12,000,000 until October 31, 1998, then decreased to $6,000,000 on November 1, 1998 until the Revolver Credit Maturity Date. To that end, the definition of Revolving Credit Advance Limit Contained in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

          "Revolving Credit Advance Limit" means the sum of Twelve Million Dollars ($12,000,000) through October 31,
1998 and the sum of Six Million Dollars ($6,000,000 from November 1, 1998 until the Revolving Credit Maturity Date.

All other terms and conditions remain unchanged.

Mr. Mark Maddocks
Page Two


Please sign below to acknowledge these changes.

Sincerely,

STEPHEN F. BAYER

Stephen F. Bayer
Vice President

Acknowledged this 28th day of October, 1997.


MARK MADDOCKS
__________________
Mark Maddocks
Vice President, Finance


Attest:

JEFFREY DUNCAN
_________________
VP Engineering & Manufacturing
Print Name and Title
Jeff Duncan